Exhibit 99.1

NEWS RELEASE

As previously announced, TDS will hold a teleconference Aug. 5 at 9:30 a.m. CDT. Interested parties may listen to the call live by accessing the Conference Calls page of www.teldta.com.

Contact:	Jane W. McCahon, Vice President, Corporate Relations (312) 592-5379 jane.mccahon@teldta.com
Julie D. Mathews, Manager, Investor Relations (312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS SECOND QUARTER 2010 RESULTS

U.S. Cellular revises 2010 financial guidance

Note: Comparisons are year over year unless otherwise noted.

2Q 2010 Highlights

Enterprise/TDS Corporate

▪         Operating revenues were $1.2 billion.

▪         Repurchased 568,297 TDS Special Common Shares for $16.3 million.

Wireless/U.S. Cellular

▪         7,000 retail net additions, reflecting a gain of 29,000 prepaid customers and a loss of 22,000 postpaid customers.

▪         Service revenues were $972.6 million.

▪         33 percent increase in data revenues to $215.3 million, representing 22 percent of total service revenues.

▪         Retail service ARPU (average revenue per unit) was $46.81 compared to $46.82.

▪         Retail postpaid churn remained low at 1.4 percent; postpaid customers comprised 94 percent of retail customers.

▪         Expanded 3G network to cover approximately 98 percent of customers.

▪         5 percent increase in cell sites in service to 7,416.

Wireline/TDS Telecom

▪         13 percent increase in ILEC high-speed data customers.

▪         26 percent increase in ILEC high-speed data revenues, representing 21 percent of ILEC revenues.

▪         ILEC equivalent access lines remained stable at 779,200, due in part to acquisitions; ILEC physical access lines decreased 4 percent to 525,000.

▪         Managed IP stations (ILEC and CLEC) grew to 19,700 from 7,600.

▪         Approved for $114.5 million in Broadband Stimulus projects, receiving $85.9 million in federal grants and providing $28.6 million of capital expenditures over the next several years.

CHICAGO – Aug. 5, 2010 — Telephone and Data Systems, Inc. [NYSE:TDS, TDS.S] reported operating revenues of $1,232.2 million for the second quarter of 2010, a decrease of less than 1 percent from $1,242.1 million in the comparable period one year ago.  Net income attributable to TDS shareholders and related diluted earnings per share were $40.3 million and $0.38, respectively, for the second quarter of 2010, compared to $66.4 million and $0.60, respectively, in the comparable period one year ago.

“While our results reflect the intense wireless and wireline competition and the ongoing consumer and business economic uncertainty, we achieved a number of positive performance results in the quarter,” said LeRoy T. Carlson, Jr., TDS president and CEO. “Our focus on high-quality data experiences led to significant data revenue increases at U.S. Cellular and TDS Telecom. We achieved reduced postpaid and prepaid wireless churn, and churn among TDS Telecom’s Triple Play customers—who represent nearly one quarter of the residential customer base—remains very low.

“U.S. Cellular continued to add high-demand smartphones and data-optimized devices to its lineup. The increase in data use and resulting data revenues is helping to offset lower voice revenues from value-priced plans. U.S. Cellular’s prepaid additions in the quarter reflect the popularity of our prepaid plans that include data. U.S. Cellular recently substantially completed its 3G network. In July, we launched the first of several high-demand Android™-powered phones that will come this year. While spending on major strategic initiatives is impacting profitability, the company is making progress on these efforts. One early success is that we implemented systems to provide more customized service and product recommendations in our retail stores and customer care centers.

“TDS Telecom continued to respond to changing customer needs and market conditions with very competitive offerings that led to increased revenues and profitability in the quarter. Residential customers are responding well to our competitive broadband offerings, and to bundles of voice, broadband and video services. While TDS Telecom’s commercial business continues to be affected by cautious spending by business customers due to the slow economy, the company is benefiting from cost reductions and from the inclusion of its recently acquired managed services operation.

“TDS’ financial position remains strong, and we are committed to funding the investments to support future growth in our businesses.”

Guidance

Guidance for the year ending Dec. 31, 2010 as of Aug. 5, 2010 is provided below, compared to previous guidance provided on May 10, 2010. There can be no assurance that final results will not differ materially from this guidance.

	Current guidance	Previous guidance
U.S. Cellular 2010 guidance as of Aug. 5, 2010 is as follows:
Service revenue	$3,925-$4,000 million	$3,975-$4,075 million
Adjusted OIBDA (1)	$800-$850 million	$850-$950 million
Operating income	$200-$250 million	$250-$350 million
Depreciation, amortization and accretion (2)	Approx. $600 million	Unchanged
Capital expenditures	Approx. $600 million	Unchanged

	Current guidance	Previous guidance
TDS Telecom (ILEC and CLEC) 2010 guidance as of Aug. 5, 2010 is as follows:
Operating revenues	$760-$790 million	Unchanged
Adjusted OIBDA (1)	$250-$275 million	Unchanged
Operating income	$80-$105 million	Unchanged
Depreciation, amortization and accretion (2)	Approx. $170 million	Unchanged
Capital expenditures (3)	Approx. $155 million	Unchanged

(1)     Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(2)     The 2010 estimated results include estimated losses on disposals of assets, but does not include an estimate for losses on impairment of assets, since these cannot be predicted.

(3)    The capital expenditure guidance does not include amounts awarded to TDS Telecom through the Broadband Stimulus programs under the American Recovery and Reinvestment Act.

The foregoing guidance represents the views of management as of Aug. 5, 2010, and should not be assumed to be accurate as of any other date. TDS undertakes no legal duty to update such information, whether as a result of new information, future events or otherwise.

Stock repurchase summary

The following represents repurchases of TDS Common Shares and TDS Special Common Shares.

Repurchase Period	# Shares	Cost (in millions)
2010 (second quarter)	568,297	$16.3
2010 (first quarter)	510,902	$14.8
2009 (full year)	6,374,741	$176.6
2008 (full year)	5,861,822	$199.6
Total	13,315,762	$407.3

Conference call information

TDS will hold a conference call on Aug. 5, 2010 at 9:30 a.m. CDT.

▪         Access the live call on the Conference Calls page of www.teldta.com or at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67422&eventID=3258722.

▪         Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of www.teldta.com. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to approximately 7.3 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of June 30, 2010.

Visit www.teldta.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

About U.S. Cellular

United States Cellular Corporation, the nation’s sixth-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support and a high-quality network to approximately 6.1 million customers in 26 states. The Chicago-based company employed 8,900 full-time equivalent associates as of June 30, 2010.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS:  www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

United States Cellular Corporation Summary Operating Data

Quarter Ended	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Total population
Consolidated markets (1)	90,468,000	90,468,000	89,712,000	85,118,000	83,726,000
Consolidated operating markets (1)	46,546,000	46,546,000	46,306,000	46,306,000	46,306,000
Market penetration at end of period
Consolidated markets (2)	6.8%	6.8%	6.8%	7.2%	7.4%
Consolidated operating markets (2)	13.2%	13.2%	13.3%	13.2%	13.3%
All customers
Total at end of period	6,144,000	6,147,000	6,141,000	6,131,000	6,155,000
Gross additions	349,000	358,000	399,000	386,000	317,000
Net additions (losses)	(3,000)	6,000	10,000	(24,000)	(88,000)
Retail customers
Total at end of period	5,775,000	5,768,000	5,744,000	5,705,000	5,711,000
Gross additions	307,000	305,000	354,000	351,000	286,000
Net retail additions (losses) (3)	7,000	24,000	39,000	(6,000)	(59,000)
Net postpaid additions (losses)	(22,000)	(9,000)	26,000	8,000	(32,000)
Net prepaid additions (losses)	29,000	33,000	13,000	(14,000)	(27,000)
Service revenues components (000s)
Voice and other retail service	$648,565	$663,759	$677,107	$690,576	$708,847
Data service	215,271	201,280	189,759	174,286	161,955
Total retail service	$863,836	$865,039	$866,866	$864,862	$870,802
Inbound roaming	60,902	51,942	61,728	68,767	62,223
Other	47,838	48,027	56,814	50,289	41,323
Total service revenues (000s) (4)	$972,576	$965,008	$985,408	$983,918	$974,348

Divided by average customers (000s)	6,151	6,137	6,139	6,138	6,199
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit (5)	$52.71	$52.41	$53.51	$53.43	$52.39

Voice and other retail service (5)	$35.14	$36.05	$36.77	$37.51	$38.11
Data service (5)	$11.67	$10.93	$10.30	$9.46	$8.71
Total retail service (5)	$46.81	$46.98	$47.07	$46.97	$46.82

Inbound roaming (5)	$3.30	$2.82	$3.35	$3.73	$3.35
Other (5)	$2.60	$2.61	$3.09	$2.73	$2.22
Postpaid churn rate (6)	1.4%	1.4%	1.6%	1.7%	1.7%
Capital expenditures (000s)	$133,500	$121,500	$189,000	$128,900	$91,200
Cell sites in service	7,416	7,310	7,279	7,161	7,043

(1)     Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

(2)     Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)     Calculated by adding net postpaid additions (losses) and net prepaid additions (losses).

(4)     U.S. Cellular adjusted previously reported service revenues for the three months ended March 31, 2010 and all quarterly periods in 2009.  Previously reported service revenues for the quarterly period ended March 31, 2010 and for the quarterly periods ended December 31, September 30, and June 30, 2009 (as reported in U.S. Cellular’s Form 8-K filed on May 10, 2010 for all such periods), were $965.2 million, $984.9 million, $983.4 million and $974.1 million, respectively.

(5)     Calculated by dividing the components of service revenues by the average customers and number of months in the quarter.

(6)     Calculated by dividing the total postpaid customer disconnects during the quarter by the average postpaid customer base for the quarter.

TDS Telecom Summary Operating Data

Quarter Ended	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
TDS Telecom
ILEC
Equivalent access lines (1)	779,200	778,700	775,900	772,700	775,800
Physical access lines (2)	525,000	530,400	536,300	539,400	548,000
High-speed data customers (3)	223,200	217,400	208,300	202,100	197,100
Long-distance customers	369,100	365,600	362,800	356,500	354,100
Managed IP stations (4)	2,700	2,300	1,900	1,500	1,200
Capital expenditures (000s)	$28,200	$20,200	$26,900	$23,800	$26,200
CLEC
Equivalent access lines (1)	343,100	349,300	355,900	364,100	372,300
High-speed data customers (3)	35,000	36,000	36,900	37,600	38,700
Managed IP stations (4)	17,000	14,300	12,000	9,600	6,400
Capital expenditures (000s)	$5,400	$3,200	$6,800	$4,700	$5,700

(1)     Sum of physical access lines and high-capacity data lines, adjusted to estimate the equivalent number of physical access lines in terms of capacity, plus the number of managed IP stations.

(2)     Individual circuits connecting customers to a telephone company’s central office facilities.

(3)     The number of customers provided high-capacity data circuits via various technologies, including digital subscriber line (“DSL”), managed Internet Protocol (“Managed IP”) and dedicated Internet circuit technologies.

(4)     The number of telephone handsets providing communications using packet networking technology.

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Three Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2010	2009 (1)	Amount	Percent
Operating revenues
U.S. Cellular	$1,029,893	$1,042,143	$(12,250)	(1)%
TDS Telecom	199,206	195,960	3,246	2%
All Other (2)	3,120	3,967	(847)	(21)%
	1,232,219	1,242,070	(9,851)	(1)%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	820,684	761,917	58,767	8%
Depreciation, amortization and accretion	144,455	138,777	5,678	4%
Loss on asset disposals, net	1,250	2,611	(1,361)	(52)%
	966,389	903,305	63,084	7%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	131,565	134,898	(3,333)	(2)%
Depreciation, amortization and accretion	43,149	41,663	1,486	4)
Loss on asset disposals, net	(68)	402	(470)	>(100)%
	174,646	176,963	(2,317)	(1)%
All Other (2)
Expenses excluding depreciation and amortization	2,117	5,283	(3,166)	(60)%
Depreciation and amortization	2,654	3,072	(418)	(14)%
Loss on asset disposals, net	32	8	24	>100%
	4,803	8,363	(3,560)	(43)%

Total operating expenses	1,145,838	1,088,631	57,207	5%
Operating income (loss)
U.S. Cellular	63,504	138,838	(75,334)	(54)%
TDS Telecom	24,560	18,997	5,563	29%
All Other (2)	(1,683)	(4,396)	2,713	62%
	86,381	153,439	(67,058)	(44)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	25,997	18,363	7,634	42%
Interest and dividend income	2,674	2,902	(228)	(8)%
Interest expense	(29,265)	(32,534)	3,269	10%
Other, net	(1,929)	(25)	(1,904)	>100%
Total investment and other income (expense)	(2,523)	(11,294)	8,771	78%
Income before income taxes	83,858	142,145	(58,287)	(41)%
Income tax expense	31,469	55,242	(23,773)	(43)%
Net income	52,389	86,903	(34,514)	(40)%
Less: Net income attributable to noncontrolling interests, net of tax	(12,102)	(20,539)	8,437	41%
Net income attributable to TDS shareholders	40,287	66,364	(26,077)	(39)%
Preferred dividend requirement	(12)	(13)	1	8%
Net income available to common shareholders	$40,275	$66,351	$(26,076)	(39)%

Basic weighted average shares outstanding	105,520	110,741	(5,221)	(5)%
Basic earnings per share attributable to TDS shareholders	$0.38	$0.60	$(0.22)	(37)%

Diluted weighted average shares outstanding	105,907	110,971	(5,064)	(5)%
Diluted earnings per share attributable to TDS shareholders	$0.38	$0.60	$(0.22)	(37)%

(1)     Amounts have been adjusted.  See “Revision of Prior Period Amounts” section for additional details.

(2)     Consists of a non-reportable segment (Suttle-Straus printing and distribution operations), corporate operations, intercompany eliminations and corporate investments.

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Six Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2010	2009 (1)	Amount	Percent
Operating revenues
U.S. Cellular	$2,053,750	$2,096,487	$(42,737)	(2)%
TDS Telecom	394,711	395,262	(551)	—
All Other (2)	6,193	8,547	(2,354)	(28)%
	2,454,654	2,500,296	(45,642)	(2)%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	1,618,508	1,556,069	62,439	4%
Depreciation, amortization and accretion	287,688	276,655	11,033	4%
Loss on asset disposals, net	6,426	6,556	(130)	(2)%
	1,912,622	1,839,280	73,342	4%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	257,430	265,643	(8,213)	(3)%
Depreciation, amortization and accretion	86,572	83,526	3,046	4%
Loss on asset disposals, net	277	617	(340)	(55)%
	344,279	349,786	(5,507)	(2)%
All Other (2)
Expenses excluding depreciation and amortization	4,047	11,641	(7,594)	(65)%
Depreciation and amortization	5,387	6,324	(937)	(15)%
Loss on asset disposals, net	(58)	18	(76)	>(100)%
	9,376	17,983	(8,607)	(48)%

Total operating expenses	2,266,277	2,207,049	59,228	3%
Operating income (loss)
U.S. Cellular	141,128	257,207	(116,079)	(45)%
TDS Telecom	50,432	45,476	4,956	11%
All Other (2)	(3,183)	(9,436)	6,253	66%
	188,377	293,247	(104,870)	(36)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	50,900	43,700	7,200	16%
Interest and dividend income	5,115	4,974	141	3%
Interest expense	(58,223)	(63,044)	4,821	8%
Other, net	(2,119)	474	(2,593)	>(100)%
Total investment and other income (expense)	(4,327)	(13,896)	9,569	69%
Income before income taxes	184,050	279,351	(95,301)	(34)%
Income tax expense	69,392	97,081	(27,689)	(29)%
Net income	114,658	182,270	(67,612)	(37)%
Less: Net income attributable to noncontrolling interests, net of tax	(25,957)	(41,809)	15,852	38%
Net income attributable to TDS shareholders	88,701	140,461	(51,760)	(37)%
Preferred dividend requirement	(25)	(26)	1	4%
Net income available to common shareholders	$88,676	$140,435	$(51,759)	(37)%

Basic weighted average shares outstanding	105,728	111,486	(5,758)	(5)%
Basic earnings per share attributable to TDS shareholders	$0.84	$1.26	$(0.42)	(33)%

Diluted weighted average shares outstanding	106,071	111,698	(5,627)	(5)%
Diluted earnings per share attributable to TDS shareholders	$0.83	$1.25	$(0.42)	(34)%

(1)     Amounts have been adjusted.  See “Revision of Prior Period Amounts” section for additional details.

(2)     Consists of a non-reportable segment (Suttle-Straus printing and distribution operations), corporate operations, intercompany eliminations and corporate investments.

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	June 30, 2010	December 31, 2009 (1)
Current assets
Cash and cash equivalents	$378,477	$670,992
Short-term investments	379,227	113,275
Accounts receivable from customers and other	498,356	515,443
Inventory	124,810	156,987
Other current assets	185,377	190,974
	1,566,247	1,647,671

Investments
Licenses	1,453,526	1,443,025
Goodwill	718,635	707,840
Other intangible assets	28,693	26,589
Investments in unconsolidated entities	200,352	203,799
Long-term investments	107,506	—
Other investments	9,447	9,785
	2,518,159	2,391,038

Property, plant and equipment, net
U.S. Cellular	2,571,340	2,601,338
TDS Telecom	863,033	880,378
Other	28,368	26,129
	3,462,741	3,507,845

Other assets and deferred charges	63,281	65,759

Total assets	$7,610,428	$7,612,313

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	June 30, 2010	December 31, 2009 (1)
Current liabilities
Current portion of long-term debt	$2,038	$2,509
Accounts payable	312,527	347,348
Customer deposits and deferred revenues	169,513	164,451
Accrued interest	12,208	12,227
Accrued taxes	84,346	62,568
Accrued compensation	71,722	93,524
Other current liabilities	98,467	117,081
	750,821	799,708

Deferred liabilities and credits
Net deferred income tax liability	492,657	517,762
Other deferred liabilities and credits	393,485	373,862

Long-term debt	1,492,500	1,492,908

Noncontrolling interests with redemption features	746	727

Equity
TDS shareholders’ equity
Series A Common, Special Common and Common Shares, par value $.01	1,270	1,270
Capital in excess of par value	2,098,380	2,088,807
Special Common and Common Treasury shares, at cost	(706,987)	(681,649)
Accumulated other comprehensive loss	(3,139)	(2,710)
Retained earnings	2,420,862	2,358,580
Total TDS shareholders’ equity	3,810,386	3,764,298

Preferred shares	831	832
Noncontrolling interests	669,002	662,216

Total equity	4,480,219	4,427,346

Total liabilities and equity	$7,610,428	$7,612,313

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Telephone and Data Systems, Inc. Balance Sheet Highlights June 30, 2010 (Unaudited, dollars in thousands)

	U.S. Cellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated
Cash and cash equivalents	$232,853	$33,190	$112,434	$—	$378,477
Affiliated cash investments	—	333,562	—	(333,562)	—
Short-term investments	135,798	97,510	145,919	—	379,227
Notes receivable—affiliates	—	—	8,809	(8,809)	—
	$368,651	$464,262	$267,162	$(342,371)	$757,704

Licenses, goodwill and other intangibles	$1,941,939	$450,330	$(191,415)	$—	$2,200,854
Investment in unconsolidated entities	163,518	3,650	40,200	(7,016)	200,352
Long-term and other investments	45,130	1,927	69,896	—	116,953
	$2,150,587	$455,907	$(81,319)	$(7,016)	$2,518,159

Property, plant and equipment, net	$2,571,340	$863,033	$28,368	$—	$3,462,741

Notes payable—affiliates	$—	$8,809	$333,562	$(342,371)	$—

Long-term debt
Current portion	$86	$391	$1,561	$—	$2,038
Non-current portion	867,880	2,081	622,539	—	1,492,500
	$867,966	$2,472	$624,100	$—	$1,494,538

Preferred shares	$—	$—	$831	$—	$831

Telephone and Data Systems, Inc.

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

In an effort to improve investment returns, during the second quarter of 2010, TDS elected to use a portion of its cash balance to directly purchase U.S. treasury securities and securities insured by the Federal Deposit Insurance Corporation (“FDIC”), as opposed to investing in money market funds.  The maturity dates of such direct investments were staggered in order to maintain cash balances and liquidity at targeted levels.  TDS also continues to invest in certificates of deposit that are insured by the FDIC.  The following table presents TDS’ cash and cash equivalents; and investments in U.S. treasury securities, commercial paper and certificates of deposit at June 30, 2010 and December 31, 2009.

	June 30, 2010	December 31, 2009

Cash and cash equivalents	$378,477	$670,992
Amounts included in short-term investments
U.S. treasury securities	180,732	—
Certificates of deposit (1)	97,614	113,275
Commercial paper (2)	100,881	—
	$379,227	$113,275
Amounts included in long-term investments (3)
U.S. treasury securities	30,181	—
Commercial paper (2)	77,325	—
	$107,506	$—

(1)     TDS’ investments in certificates of deposits are insured by the FDIC.

(2)     TDS’ investments in commercial paper are insured by the FDIC under its Temporary Liquidity Guarantee Program.

(3)     TDS’ long-term investments have maturity dates between July 2011 and December 2012.

TDS Telecom Highlights Three Months Ended June 30, (Unaudited, dollars in thousands)

			Increase (Decrease)
	2010	2009	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$45,738	$46,879	$(1,141)	(2)%
Data	31,993	25,491	6,502	26%
Network access	66,951	67,118	(167)	—
Miscellaneous	9,576	8,720	856	10%
	154,258	148,208	6,050	4%
Operating expenses
Cost of services and products (excluding
Depreciation, amortization and accretion expense reported below)	49,302	48,406	896	2%
Selling, general and administrative expenses	44,167	45,083	(916)	(2)%
Depreciation, amortization and accretion	36,847	35,302	1,545	4%
Loss on asset disposals, net	(228)	283	(511)	>(100)%
	130,088	129,074	1,014	1%

Operating income	$24,170	$19,134	$5,036	26%

Competitive Local Exchange Carrier Operations
Revenues	$47,325	$50,093	$(2,768)	(6)%

Expenses (excluding Depreciation, amortization and accretion expense reported below)	40,473	43,750	(3,277)	(7)%
Depreciation, amortization and accretion	6,302	6,361	(59)	(1)%
Loss on asset disposals, net	160	119	41	34%
	46,935	50,230	(3,295)	(7)%

Operating income (loss)	$390	$(137)	$527	>100%

Intercompany revenues	$(2,377)	$(2,341)	$(36)	(2)%
Intercompany expenses	(2,377)	(2,341)	(36)	(2)%
1	—	—	—

Total TDS Telecom operating income	$24,560	$18,997	$5,563	29%

TDS Telecom Highlights Six Months Ended June 30, (Unaudited, dollars in thousands)

			Increase (Decrease)
	2010	2009	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$90,296	$95,457	$(5,161)	(5)%
Data	60,291	50,551	9,740	19%
Network access	134,893	134,949	(56)	—
Miscellaneous	18,934	17,438	1,496	9%
	304,414	298,395	6,019	2%
Operating expenses
Cost of services and products (excluding Depreciation, amortization and accretion expense reported below)	95,794	96,090	(296)	—
Selling, general and administrative expenses	85,904	86,112	(208)	—
Depreciation, amortization and accretion	73,905	71,388	2,517	4%
Loss on asset disposals, net	32	421	(389)	(92)%
	255,635	254,011	1,624	1%

Operating income	$48,779	$44,384	$4,395	10%

Competitive Local Exchange Carrier Operations
Revenues	$95,068	$101,282	$(6,214)	(6)%

Expenses (excluding Depreciation, amortization and accretion expense reported below)	80,503	87,856	(7,353)	(8)%
Depreciation, amortization and accretion	12,667	12,138	529	4%
Loss on asset disposals, net	245	196	49	25%
	93,415	100,190	(6,775)	(7)%

Operating income	$1,653	$1,092	$561	51%

Intercompany revenues	$(4,771)	$(4,415)	$(356)	(8)%
Intercompany expenses	(4,771)	(4,415)	(356)	(8)%
1	—	—	—

Total TDS Telecom operating income	$50,432	$45,476	$4,956	11%

Telephone and Data Systems, Inc. Consolidated Statement of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2010	2009 (1)

	(Dollars in thousands)
Cash flows from operating activities
Net income	$114,658	$182,270
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	379,647	366,505
Bad debts expense	39,633	42,761
Stock-based compensation expense	16,743	14,394
Deferred income taxes, net	(28,881)	18,882
Equity in earnings of unconsolidated entities	(50,900)	(43,700)
Distributions from unconsolidated entities	48,740	13,239
Loss on asset disposals, net	6,645	7,191
Other operating activities	3,381	2,125
Changes in assets and liabilities from operations
Accounts receivable	(20,985)	(68,283)
Inventory	32,177	(9,928)
Accounts payable	(35,572)	(63,963)
Customer deposits and deferred revenues	4,217	(5,151)
Accrued taxes	24,209	60,406
Accrued interest	102	513
Other assets and liabilities	(31,468)	(73,300)
	502,346	443,961

Cash flows from investing activities
Additions to property, plant and equipment	(317,950)	(290,821)
Cash paid for acquisitions and licenses	(28,264)	(15,042)
Cash paid for investments	(385,000)	(109,055)
Cash received for investments	15,661	—
Other investing activities	1,479	2,040
	(714,074)	(412,878)

Cash flows from financing activities
Repayment of long-term debt	(1,280)	(1,655)
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	845	743
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	144	(405)
Repurchase of TDS Special Common Shares	(31,092)	(86,565)
Repurchase of U.S. Cellular Common Shares	(21,423)	(19,332)
Dividends paid	(23,732)	(23,814)
Payment of debt issuance costs	—	(9,959)
Distributions to noncontrolling interests	(4,314)	(3,417)
Other financing activities	65	769
	(80,787)	(143,635)

Net decrease in cash and cash equivalents	(292,515)	(112,552)

Cash and cash equivalents
Beginning of period	670,992	777,309
End of period	$378,477	$664,757

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Telephone and Data Systems, Inc. Financial Measures and Reconciliations (Unaudited, dollars in thousands)
Three Months Ended June 30, 2010	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total

Operating revenues	$1,029,893	$199,206	$3,120	$1,232,219
Deduct:
U.S. Cellular equipment sales revenue	57,317
Service revenues	$972,576

Operating income	$63,504	$24,560	$(1,683)	$86,381
Add:
Depreciation, amortization and accretion	144,455	43,149	2,654	190,258
(Gain) Loss on asset disposals	1,250	(68)	32	1,214
Adjusted OIBDA (3)(6)	$209,209	$67,641	$1,003	$277,853

Adjusted OIBDA margin (4)	21.5%	34.0%
Three Months Ended June 30, 2009	U.S. Cellular (7)	TDS Telecom (1)(7)	All Other (2)	Consolidated Total (7)

Operating revenues	$1,042,143	$195,960	$3,967	$1,242,070
Deduct:
U.S. Cellular equipment sales revenue	67,795
Service revenues	$974,348

Operating income	$138,838	$18,997	$(4,396)	$153,439
Add (Deduct):
Depreciation, amortization and accretion	138,777	41,663	3,072	183,512
Loss on asset disposals	2,611	402	8	3,021
Adjusted OIBDA (3)(6)	$280,226	$61,062	$(1,316)	$339,972

Adjusted OIBDA margin (4)	28.8%	31.2%

	TDS Consolidated
Three Months Ended June 30,	2010	2009

Cash flows from operating activities	$291,686	$220,711
Deduct:
Capital expenditures	171,328	125,585
Free cash flow (5)	$120,358	$95,126

Telephone and Data Systems, Inc. Financial Measures and Reconciliations (Unaudited, dollars in thousands)
Six Months Ended June 30, 2010	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total

Operating revenues	$2,053,750	$394,711	$6,193	$2,454,654
Deduct:
U.S. Cellular equipment sales revenue	116,166
Service revenues	$1,937,584

Operating income	$141,128	$50,432	$(3,183)	$188,377
Add:
Depreciation, amortization and accretion	287,688	86,572	5,387	379,647
(Gain) Loss on asset disposals	6,426	277	(58)	6,645
Adjusted OIBDA (3)(6)	$435,242	$137,281	$2,146	$574,669

Adjusted OIBDA margin (4)	22.5%	34.8%
Six Months Ended June 30, 2009	U.S. Cellular (7)	TDS Telecom (1)(7)	All Other (2)	Consolidated Total (7)

Operating revenues	$2,096,487	$395,262	$8,547	$2,500,296
Deduct:
U.S. Cellular equipment sales revenue	138,685
Service revenues	$1,957,802

Operating income	$257,207	$45,476	$(9,436)	$293,247
Add (Deduct):
Depreciation, amortization and accretion	276,655	83,526	6,324	366,505
Loss on asset disposals	6,556	617	18	7,191
Adjusted OIBDA (3)(6)	$540,418	$129,619	$(3,094)	$666,943

Adjusted OIBDA margin (4)	27.6%	32.8%

Six Months Ended June 30,	TDS Consolidated
	2010	2009

Cash flows from operating activities	$502,346	$443,961
Deduct:
Capital expenditures	317,950	290,821
Free cash flow (5)	$184,396	$153,140

(1)    Includes ILEC and CLEC intercompany eliminations.

(2)    Consists of a non-reportable segment (Suttle-Straus), corporate operations, intercompany eliminations between U.S. Cellular, TDS Telecom and corporate investments. Amounts in this column are presented only to reconcile to consolidated totals and may not otherwise be meaningful.

(3)    Adjusted OIBDA is a segment measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance.  Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(4)    Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues (U.S. Cellular) and operating revenues (TDS Telecom).  Equipment revenues are excluded from the denominator of the U.S. Cellular calculation since equipment is generally sold at a net negative margin, and the equipment subsidy is effectively a cost for purposes of assessing business results.   TDS believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(5)    Free cash flow is defined as cash flows from operating activities minus capital expenditures. Free cash flow is a non-GAAP financial measure.  TDS believes that free cash flow as reported by TDS is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.

(6)    Adjusted OIBDA excludes the net gain or loss on asset disposals and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period. TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(7)    Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Revision of Prior Period Amounts

In preparing its financial statements for the three months ended March 31, 2010, TDS discovered certain errors related to accounting for operating revenues and sales tax liabilities. The quantification of these errors was subsequently refined during the second quarter of 2010. These errors resulted in the overstatement of operating revenues and understatement of sales tax liabilities for the years ended December 31, 2009, 2008, 2007, and the three months ended March 31, 2010. In addition to recording these adjustments, TDS recorded other adjustments to prior-year amounts to correct other immaterial items. In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99 and SAB 108”), TDS evaluated these errors and determined that they were immaterial to each of the reporting periods affected and, therefore, amendment of previously filed reports was not required. However, if the adjustments to correct the cumulative errors had been recorded in the first or second quarter of 2010, TDS believes the impact would have been significant to those respective periods and would impact comparisons to prior periods. As permitted by SAB 108, TDS revised in the current filing its comparative consolidated financial statements for these immaterial amounts. In addition, on August 5, 2010, TDS filed a Current Report on Form 8-K (Items 8.01 and 9.01) with the SEC to revise financial statements and other financial information previously included in its Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended March 31, 2010.

The Consolidated Balance Sheet at December 31, 2009 was revised to reflect the cumulative effect of these errors, which resulted in a decrease to retained earnings of $13.0 million.  Also, in accordance with SAB 108, the Consolidated Statement of Operations and the Consolidated Statement of Cash Flows have been revised as follows:

Consolidated Balance Sheet — December 31, 2009

(Dollars in thousands)	As previously reported (1)	Adjustment	Revised

Accounts receivable from customers and others	$511,914	$3,529	$515,443
Total current assets	1,644,142	3,529	1,647,671
Total assets	7,608,784	3,529	7,612,313
Customer deposits and deferred revenues	167,963	(3,512)	164,451
Accrued taxes	39,644	22,924	62,568
Total current liabilities	780,296	19,412	799,708
Retained earnings	2,371,587	(13,007)	2,358,580
Total TDS shareholders’ equity	3,777,305	(13,007)	3,764,298
Noncontrolling interests	665,092	(2,876)	662,216
Total equity	4,443,229	(15,883)	4,427,346
Total liabilities and equity	7,608,784	3,529	7,612,313

Consolidated Statement of Operations — Three Months Ended June 30, 2009

(Dollars in thousands, except per share amounts)	As previously reported (2)	Adjustment	Revised

Operating revenues	$1,242,477	$(407)	$1,242,070
Total operating expenses	1,087,877	754	1,088,631
Operating income	154,600	(1,161)	153,439
Interest expense	(32,245)	(289)	(32,534)
Total investment and other income (expense)	(11,005)	(289)	(11,294)
Income before income taxes	143,595	(1,450)	142,145
Income tax expense	53,036	2,206	55,242
Net income	90,559	(3,656)	86,903
Net income attributable to noncontrolling interests, net of tax	(20,828)	289	(20,539)
Net income attributable to TDS shareholders	69,731	(3,367)	66,364
Net income available to common shareholders	69,718	(3,367)	66,351
Basic earnings attributable to TDS shareholders	0.63	(0.03)	0.60
Diluted earnings attributable to TDS shareholders	0.63	(0.03)	0.60

Consolidated Statement of Operations — Six Months Ended June 30, 2009

(Dollars in thousands, except per share amounts)	As previously reported (2)	Adjustment	Revised

Operating revenues	$2,499,123	$1,173	$2,500,296
Total operating expenses	2,208,314	(1,265)	2,207,049
Operating income	290,809	2,438	293,247
Interest expense	(62,350)	(694)	(63,044)
Total investment and other income (expense)	(13,202)	(694)	(13,896)
Income before income taxes	277,607	1,744	279,351
Income tax expense	93,674	3,407	97,081
Net income	183,933	(1,663)	182,270
Net income attributable to noncontrolling interests, net of tax	(42,194)	385	(41,809)
Net income attributable to TDS shareholders	141,739	(1,278)	140,461
Net income available to common shareholders	141,713	(1,278)	140,435
Basic earnings attributable to TDS shareholders	1.27	(0.01)	1.26
Diluted earnings attributable to TDS shareholders	1.27	(0.02)	1.25

Consolidated Statement of Cash Flows — Six Months Ended June 30, 2009

(Dollars in thousands)	As previously reported (2)	Adjustment	Revised

Net income	$183,933	$(1,663)	$182,270
Depreciation, amortization and accretion	366,115	390	366,505
Deferred income taxes, net	16,237	2,645	18,882
Loss on asset disposals	4,912	2,279	7,191
Change in accounts receivable	(62,870)	(5,413)	(68,283)
Change in customer deposits and deferred revenues	(4,824)	(327)	(5,151)
Change in accrued taxes	56,741	3,665	60,406
Change in other assets and liabilities	(71,724)	(1,576)	(73,300)
Cash flows from operating activities	443,961	—	443,961

(1)     In Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 25, 2010.

(2)     In Quarterly Report on Form 10-Q for the period ended June 30, 2009 filed on August 6, 2009.